Exhibit 99.1

                                Annual Statement
                                       for
                           SLC Student Loan Trust - I
        Student Loan Asset Backed Notes, Series 2002-1 and Series 2002-2
                     For the Period ended December 31, 2002

The information shown below has not been independently verified, however is believed to be accurate to the best of the issuer's knowledge.

(a) The amount of payments with respect to each Class paid with respect to principal during the fiscal year ended December 31, 2002;

              Class               Principal Paid
              -----               --------------
               A-1                 $3,400,000.00
               A-2                 $3,300,000.00
               A-3                 $3,300,000.00
               A-4                 $3,625,000.00
               A-5                         $0.00
               A-6                         $0.00
               A-7                         $0.00
               B-1                         $0.00
               B-2                         $0.00
               R-1                         $0.00

(b) The amount of payments with respect to each Class paid with respect to interest during the fiscal year ended December 31, 2002;

              Class                Interest Paid
              -----                -------------
               A-1                   $837,919.14
               A-2                   $783,210.68
               A-3                   $797,311.65
               A-4                   $901,817.97
               A-5                    $61,742.68
               A-6                    $78,968.94
               A-7                    $71,074.66
               B-1                   $231,421.80
               B-2                    $13,450.78
               R-1                         $0.00


(c) The amount of payments allocable to any Note Holders' Auction Rate Interest Carryover (for each Class of Auction Rate Notes only), together with any remaining outstanding amount of each thereof;

                               Interest Carryover
                               ------------------
     Auction Rate Notes                     $0.00

(d) The principal balance of Financed Eligible Loans as of December 31, 2002;

     Principal Balance of Financed Eligible       $442,020,039.55
     Loans

(e) The aggregate outstanding amount of the Notes of each Class as of December 31, 2002, after giving effect to payments allocated to principal reported under clause (a) above;

              Class        Principal Outstanding
              -----        ---------------------
               A-1                $56,425,000.00
               A-2                $56,525,000.00
               A-3                $56,525,000.00
               A-4                $61,300,000.00
               A-5                $65,350,000.00
               A-6                $65,350,000.00
               A-7                $65,350,000.00
               B-1                $15,250,000.00
               B-2                $10,150,000.00
               R-1                $ 8,655,486.00



(f) The interest rate for the applicable Class of Notes with respect to each payment referred to in clause (b) above, indicating whether such interest rate is calculated based on the Net Loan Rate or based on the applicable Auction rate (for each Class of the Auction Rate Notes only) as of December
31, 2002;

              Class                   Calculation Method
              -----                   ------------------
                                    (Actual Method in Bold)
                                   Net Loan Rate   Auction Rate
                                   -------------   ------------
               A-1                           N/A     1.5900%
               A-2                           N/A     1.4800%
               A-3                           N/A     1.4600%
               A-4                           N/A     1.4500%
               A-5                           N/A     1.4800%
               A-6                           N/A     1.4500%
               A-7                           N/A     1.4500%
               B-1                           N/A     1.7200%
               B-2                           N/A     1.5700%

The interest rate on the Class R-1 Note as of December 31, 2002 was 2.618%. The rate is based on an average of the 90-day Commercial Paper rate plus 0.85%.

(g) The amount of the Servicing Fees paid by the Trust during the fiscal year ended December 31, 2002;

     Servicing Fees                  $163,419.40

(h) The amount of the Administration Fee, Broker/Dealer Fee, Auction Agent Fee and Trustee Fee paid by the Trust during the fiscal year ended December 31, 2002;

     Administration Fee                $5,028.29
     Broker/Dealer Fee               $506,454.73
     Auction Agent Fee                 $2,410.00
     Trustee Fee                      $10,000.00

(i) The amount of Net Losses, if any, during the fiscal year ended December 31, 2002 and any recoveries of principal and interest received during the fiscal year ended December 31, 2002 relating to Financed Student Loans for which Net Losses were previously allocated;

     Net Losses                       $14,419.82
     Recoveries                            $0.00

(j) The amount of the initial payments attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund during the fiscal year ended December 31, 2002 and the balance of the Reserve Fund as of December 31, 2002;

                            Initial Payments     Withdrawals             Balance
                            ----------------     -----------             -------
     Reserve Fund            $11,192,680.28     $3,527,812.22      $7,689,229.90

(k) The portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;

     The portion of payments attributable to                           $0.00
     the Acquisition Fund

(l) The aggregate amount, if any, paid by the Trustee to acquire Eligible Loans from amounts on deposit in the Acquisition Fund during the fiscal year ended December 31, 2002;

                                  Principal          Interest         Premium
                                  ---------          --------         -------
     Loan Acquisitions         $451,031,433.97    $2,083,232.26        $0.00

(m) The amount remaining in the Acquisition Fund that has not been used to acquire Eligible Loans and is being transferred for the Redemption of the Notes;


     Transfers from Acquisition Fund for the                           $0.00
     Redemption of the Notes

(n) The aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the fiscal year ended December 31, 2002;

     Loans sold from the Trust (principal, interest, and premium)      $0.00

(o) The number and principal amount of financed Student Loans, as of December 31, 2002 , that are (i) 31 to 60 days delinquent, (ii) 61 to 90 days delinquent,
(iii) 91 to 120 days delinquent, (iv) more than 120 days delinquent and (v) for which claims have been filed with the appropriate Guaranty Agency and which are awaiting payment;

     Delinquencies         Number of Loans     Principal    % of Total Principal
     -------------         ---------------     ---------    --------------------
                                              Outstanding        Outstanding
                                              -----------        -----------
     31 - 60 days                      440   $7,922,047.27           1.8%
     61 - 90 days                      199   $3,195,696.96           0.7%
     91 - 120 days                     107   $2,067,094.34           0.5%
     121 - 150 days                     91   $1,676,550.61           0.4%
     151 - 180 days                     49     $561,580.95           0.1%
     181 - 210 days                     43     $709,689.26           0.2%
     211 - 240 days                     28     $498,267.75           0.1%
     241 - 270 days                      1      $13,750.00           0.0%
     Claims to be filed                 61     $996,274.08           0.2%
     Claims Filed                       44     $736,962.17           0.2%


(p) The total Value of the Trust Estate and the outstanding principal amount of the Notes as of December 31, 2002;

     Assets
     ------
     Cash & Cash Equivalents                   $2,838,039.70
     Student Loan Receivables                $442,020,039.55
     Reserves                                  $7,689,229.90
     Other Loan Receivables                    $3,741,410.67
                                             ---------------

     Total Assets                            $456,288,719.82
                                             ===============

     Liabilities
     -----------
     Class A-1                                $56,425,000.00
     Class A-2                                $56,525,000.00
     Class A-3                                $56,525,000.00
     Class A-4                                $61,300,000.00
     Class A-5                                $65,350,000.00
     Class A-6                                $65,350,000.00
     Class A-7                                $65,350,000.00
     Class B-1                                $15,250,000.00
     Class B-2                                $10,150,000.00
     Class R-1                                $ 8,655,486.00
     Accrued Liabilities                         $977,255.83
                                              --------------

     Total Liabilities                        461,857,741.83
                                             ===============

     Parity Ratio (Notes Only, excluding             100.90%
         Class R-1)
     Parity Ratio (All Liabilities,                  100.68%
         excluding Class R-1)
     Parity Ratio (Senior Liabilities)               106.90%

(q) The number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance and (iii) Financed Student Loans in deferment as of December 31, 2002.

     Delinquencies         Number of Loans    Principal     % of Total Principal
     -------------         ---------------    ---------     --------------------
                                             Outstanding        Outstanding
                                             -----------        -----------

     Rejected Claims                     0            $0.00       0.0%
     Loans in Forbearance            1,357   $27,730,992.19       6.3%
     Loans in Deferment              1,998   $39,697,939.07       9.0%

A copy of the statements referred to above may be obtained by any Note Holder by a written request to the Indenture Trustee, addressed to its Corporate Trust Office.